
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                     153,703,713
<SECURITIES>                                         0
<RECEIVABLES>                                5,968,391<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             167,073,561<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               167,073,561<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            14,291,652<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,776,346
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,515,306
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,515,306
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,515,306
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $5,430,238 and interest receivable of $538,153.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $7,259,777 and net option premium of $141,680.
<F3>Liabilities include redemptions payable of $1,136,658, accrued brokerage commissions of $1,002,196 and accrued management fees of $524,024.
<F4>Total revenue includes realized trading revenue of $5,346,080, net change in unrealized of $4,725,888 and interest income of $4,219,684.

